REVOLVING LOAN AGREEMENT


     THIS REVOLVING LOAN AGREEMENT (the "Agreement"), dated as of the 4th day of April, 1997, is entered between UTAH MEDICAL PRODUCTS, INC., a Utah corporation (the "Borrower"), and FIRST SECURITY BANK, N.A. ("First Security")

Recitals


     Borrower has requested that First Security make an unsecured revolving line of credit available to Borrower in the maximum principal amount of $10,000,000.00 (the "Loan"), and First Security is willing to make the Loan available to Borrower, on the terms and subject to the conditions set forth in this Agreement.

Agreement
     In consideration of the foregoing, the benefits to be derived by the parties under this Agreement and other good and valuable consideration, the parties hereby agree as follows:

     SECTION 1.     AMOUNT AND TERMS OF THE LOAN.

     1.1  The maximum principal amount of the Loan shall be $10,000,000.00.

     1.2 The Loan shall be a revolving loan (with the right of Borrower to repay principal and to reborrow up to the maximum principal amount of the Loan so long as no default exists under this Agreement or any of the related Loan Documentation).

     1.3 The Loan shall be evidenced by a Revolving Promissory Note, dated of even date herewith, executed by Borrower and payable to First Security in the maximum principal amount of $10,000,000.00, as amended from time to time (the "Note").

     1.4 Interest on the unpaid balances outstanding will be calculated as follows:

          (a) Unless Borrower notifies First Security that Borrower desires all or any portion of the advances hereunder to bear interest at the "Prime Based Rate" in accordance with subsection (b) below, all amounts outstanding under the Loan shall bear interest at the floating per annum rate (the "Eurodollar Rate"), subject to daily change, equal to 1.45% (145 basis points) above First Security's "Daily LIBOR. For purposes of this Agreement, First Security's "Daily LIBOR" shall mean the thirty-day London Interbank Offered Rate determined by First Security to be accepted by the British Bankers Association and published daily in the United States of America by Dow Jones Telerate (or such other similar source as may be selected by First Security). First Security's Daily LIBOR approximates (but is not necessarily identical to) the thirty-day LIBOR published daily in the "Money Rates" section of The Wall Street Journal. Balances under the Loan that bear interest at a Eurodollar Rate are hereinafter referred to as "Eurodollar Rate Balances. First Security may make loans bearing interest above, at or below the applicable Eurodollar Rate, said rate not necessarily being the best or lowest rate of interest charged by First Security to its customers, and First Security may make loans based on other rates as well. The Eurodollar Rate may change from time to time, and the interest payable on Eurodollar Rate Balances will continue to fluctuate at the same increment above First Security's Daily LIBOR as stated above. The Eurodollar Rate will not, however, change more often that each day. With respect to Eurodollar Rate Balances, any changes in the interest rate shall become effective, without prior notice, on the date on which First Security's Daily LIBOR changes. First Security will tell Borrower the current Eurodollar Rate upon Borrower's request. Subject to the provisions of subsection (c) below, any balances under the Loan with respect to which Borrower has not affirmatively requested the Prime Based Rate in accordance with this subsection shall bear interest at the Eurodollar Rate in accordance with this subsection (a).

          (b) Borrower shall have the right, by written notice to First Security (or by telephonic notice followed within 24 hours by written confirmation), to elect to have all or any portion of the balances under the Loan bear interest at the floating per annum rate (the "Prime Based Rate"), subject to daily change, equal to 0.8% (80 basis points) below First Security's "Prime Rate. "Prime Rate" shall mean First Security's announced per annum rate of interest used as a reference point from which the cost of credit to customers may be calculated, and is subject to change from time to time. First Security may make loans bearing interest above, at or below the Prime Rate, said rate not necessarily being the best or lowest rate of interest charged by First Security to its customers. The Prime Rate may change from time to time, and the interest payable on balances under the Loan that bear interest at the Prime Based Rate ("Prime Rate Balances") will continue to fluctuate at the same increment below the Prime Rate as stated above. With respect to Prime Rate Balances, any changes in the interest rate shall become effective, without prior notice, on the date on which the Prime Rate of First Security changes.

          (c) Borrower may elect at any time and from time to time to convert Prime Rate Balances (or any portion thereof) to Eurodollar Rate Balances, or to convert Eurodollar Rate Balances (or any portion thereof) to Prime Rate Balances. Each such election shall be made by Borrower giving First Security written notice (or by telephonic notice followed within 24 hours by written confirmation) at least one business day before the conversion is to become effective. Unless First Security receives such a conversion notice from Borrower, all Eurodollar Rate Balances shall continue to bear interest at the fluctuating Eurodollar Rate and all Prime Rate Balances shall continue to bear interest at the fluctuating Prime Based Rate.

          (d) Notwithstanding the foregoing, upon any default under this Agreement or under any of the other Loan Documentation, the rate of interest per annum on all balances hereunder (including both Prime Rate Balances and Eurodollar Rate Balances) shall be two percent (2%) above the Prime Rate per annum from and after such default; provided further, however, that if First Security shall waive in writing or allow a cure of such default, the interest rate shall revert to the applicable non-default rate from and after such waiver or completion of cure (whichever is sooner).

     1.5 The Loan shall be repaid to First Security as set forth in this Agreement and the Note. All payments received by First Security shall be applied as follows: first, toward the satisfaction of attorneys' fees and costs incidental thereto and to advances made and costs and expenses incurred by First Security or its agents to enforce Borrower's Obligations hereunder and under the Loan Documentation or to preserve any collateral securing the Obligations; second, toward the reduction of any and all accrued and unpaid interest, including uncollected late charges; and third, toward the reduction of unpaid principal.

     1.6 First Security shall provide periodic accountings to Borrower of all payments, collections, applications and borrowings. Borrower shall promptly examine such accountings and shall after learning of any discrepancy, immediately notify First Security of any discrepancies. Fifteen days after the rendering of such accountings, in the absence of patent demonstrable error, the same shall be deemed to be conclusive as between First Security and Borrower.

     1.7 In addition to other charges, fees and payments payable under this Agreement or in connection with the Loan provided hereby, Borrower shall pay First Security a commitment fee equal to the greater of: (a) $6,250 minus any interest received by First Security from Borrower during the quarterly period just ended, or (b) 13/100s of one percent (thirteen basis points) per annum times the average daily difference, if any, between $10,000,000.00 and the average daily principal balance outstanding under the Loan during the applicable quarterly period, using a 360 day year. The commitment fee shall be payable quarterly, in arrears, on the 25th day of each March, June, September and December during the term of the Loan; provided that in the event the Loan expires or is terminated for any reason prior to the end of any such quarterly period, Borrower shall pay First Security the pro rata portion of the commitment fee attributable to such shorter period prior to the termination date.

     1.8 In addition to this Agreement and the Note, the term "Loan Documentation" shall include all other instruments, notices, certificates, guaranties and other documents required by First Security as a condition to or in connection with the Loan, whether heretofore, now or hereafter executed, together with all amendments thereto.

     1.9 Any of Kevin L. Cornwell, Paul Richins or Lori A. Sessions is authorized on behalf of Borrower to make a written or oral request to First Security to advance funds under this Agreement. First Security is under no obligation to verify the identity of any person representing to be any of the aforementioned representatives of Borrower. Any advance made pursuant to said written or oral request is irrebuttably presumed to be made for Borrower's benefit.
     1.10 The obligations, indebtedness, covenants and liabilities of Borrower set forth or contemplated in the Loan Documentation shall be referred to as the "Obligations," including without limitation any indebtedness resulting from any overdraft on any account with First Security (provided that nothing herein shall be a commitment by First Security to honor overdrafts).

     1.11 Borrower may during the term of the Loan prepay the outstanding principal amount of the Loan, in whole or in part, without premium or penalty.

     SECTION 2.     GUARANTY.

     2.1 As a material inducement and condition to First Security making the Loan available to Borrower, Utah Medical Products Ltd., a Bermuda corporation ("Guarantor") which is a wholly owned subsidiary of Borrower, shall guaranty the Obligations of Borrower in connection with the Loan, by executing a Continuing and Unconditional Guaranty in favor of First Security (the "Guaranty").

     SECTION 3.     CONDITIONS.

     3.1 First Security shall not be required to advance funds under this Agreement unless First Security shall have received from Borrower the following:

          (a) Current financial statements in such form as First Security may require;

          (b) The fully executed Loan Documentation (including without limitation the Note and the Guaranty); and

          (c) Such other documentation and information as First Security or its counsel may request given the circumstances and terms of the Loan.

     3.2 First Security shall not be required to make any advance under the Loan if a default or an event of default under the Loan Documentation exists or if an event has occurred that with the passage of time or the giving of notice or both would constitute such a default or event of default.

     SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BORROWER.

     To induce First Security to make the Loan, Borrower warrants and represents as follows:

          (1) Borrower has full power, authority and capacity to incur the indebtedness described herein and to execute the Loan Documentation.

          (2) The execution and performance of the Loan Documentation will not violate any applicable law, regulation, order, judgment or decree, partnership agreement, article of incorporation, bylaw, indenture, contract or agreement that purports to be binding on the Borrower or its assets, and will not result in the creation of any encumbrance on the assets of Borrower except as contemplated by the Loan Documentation.

          (3) Any financial statements of Borrower heretofore delivered to First Security are true and correct in all respects. The most recent statements given to First Security accurately represent the current financial condition of Borrower, and, since the date of such statements, the business, properties, assets and liabilities of Borrower have not been adversely affected or changed in any material way.

          (4) All written representations previously made and information previously given by Borrower or Borrower's agents to First Security or its agents remain true and correct.

          (5) Borrower is not in default under any indebtedness, lease, contract, license, undertaking or other agreement which will affect the ability of Borrower to perform under any of the Loan Documentation.

          (6) There are no existing actions, suits or proceedings pending or threatened against Borrower or relating to the business, properties or assets of Borrower that may have a material adverse effect upon the financial condition, the business, or the assets of Borrower, and no judgment, order or decree has been rendered which has not been discharged, satisfied or complied with other than those disclosed to First Security in writing.

          (7) Borrower has filed all federal and state income tax returns which are required to be filed (except returns for which extensions have been properly filed) and has paid all taxes, assessments and governmental charges or levies imposed upon Borrower or upon Borrower's income or profits, or upon any property belonging to Borrower, to the extent that such taxes and assessments have become due (except such taxes and assessments that are being contested in good faith by appropriate proceedings diligently prosecuted and that have been disclosed to First Security in writing).

          (8) Borrower has good title to its assets, including the properties and assets reflected in the most recent statements given to First Security, free and clear of all liens and encumbrances.

     SECTION 5.     COVENANTS OF BORROWER.

     5.1 Borrower shall promptly furnish First Security, during the term of the Loan, copies of such tax returns and financial reports and statements as requested by First Security, all prepared in a manner and form and at such times as are acceptable to First Security. Without limiting the generality of the foregoing, Borrower shall provide the following items to First Security within the time periods indicated: (i) Copies of Borrower's quarterly reports to the SEC on form 10-Q shall be provided promptly upon filing with the SEC but in no event Later than 50 days after the end of the quarter for which the report is required; (ii) copies of Borrower's annual reports to the SEC on form 10-K shall be provided promptly upon filing with the SEC but in no event later than 95 days after the end of the fiscal year for which the report is required; (iii) copies of Borrower's annual reports to shareholders shall be provided promptly upon mailing to the shareholders but in no event later than 95 days after the end of the fiscal year for which the report is prepared; (iv) quarterly compliance certificates shall be provided within 50 days after the end of each quarter, in a form acceptable to First Security, certifying Borrower's continuing compliance with the covenants, representations and warranties contained in the Loan Documentation; and (v) copies of Guarantor's annual financial statements shall be provided promptly after being prepared but in no event later than 95 days after the end of the fiscal year for which said statements are prepared.

     5.2 Borrower shall promptly give notice to First Security of (a) the occurrence of any default or event of default under any of the Loan Documentation; (b) any litigation, proceedings or event that may have an adverse effect upon the financial condition, the business or the assets of Borrower; and
(c) any adverse change in the financial condition of Borrower.

     5.3  Borrower shall:

          (a) duly observe and conform to all requirements of any governmental authorities relative to the conduct of Borrower's business or to Borrower's properties or assets; and

          (b) pay all obligations and liabilities when due, including without limitation all taxes, assessments and governmental charges or levies imposed upon Borrower or upon Borrower's income or profits, or upon any property belonging to Borrower, and maintain appropriate reserves for the accrual of the same in accordance with generally accepted accounting principles.

     5.4 Borrower shall permit First Security or its agents to inspect the assets and financial records of Borrower and to discuss the affairs, finances and assets of Borrower with Borrower's officers, all at such reasonable times and as often as First Security may reasonably request.

     5.5 Borrower shall not create or suffer to exist any lien or encumbrance on any of Borrower's assets. Borrower shall notify First Security in writing immediately upon receipt of notice of the imposition of any lien, levy, attachment or execution on any of its assets. Borrower shall cause such liens or other process not permitted by this Section to be satisfied immediately. First Security may discharge such unpermitted liens and encumbrances, and any such amounts shall become part of the Obligations, shall be repaid to First Security on demand, and shall accrue interest as set forth in the Note.

     5.6 Borrower shall not transfer, sell, pledge or otherwise dispose of or convey any right, title or interest in or to any material portion of its assets other than in the ordinary course of Borrower's business, without the prior written consent of First Security.

     5.7 Borrower shall not incur any interest bearing debt other than the Obligations hereunder, other obligations owed to First Security, or overdrafts related to demand deposit accounts maintained in Ireland.

     5.8 Borrower shall maintain at all times minimum annual earnings before taxes of at least $8,000,000.00, measured quarterly on a rolling four-quarter basis and calculated in accordance with generally accepted accounting principles consistently applied.

     5.9 Borrower shall maintain at all times a minimum tangible net worth of at least $17,000,000.00, calculated as Borrower's book net worth minus intangible assets and calculated in accordance with generally accepted accounting principles consistently applied.

     5.10 Borrower shall maintain at all times minimum cash and investments (as currently defined in Borrower's annual report to shareholders) of at least $2,500,000.00.

     SECTION 6.     DEFAULT AND REMEDIES.

     6.1 The occurrence of any of the following shall constitute an event of default under this Agreement and the other Loan Documentation:

          (a) Failure to pay any principal, interest or other monetary indebtedness under the Obligations within ten (10) days after the due date therefor;

          (b) Any representation or warranty made by Borrower or Guarantor in the Loan Documentation or in connection with any borrowing hereunder, or in any certificate, financial statement or other statement furnished by Borrower or Guarantor pursuant hereto is untrue in any respect at the time when made;

          (c) Failure of Borrower or Guarantor to observe or perform any of the other covenants or agreements contained in the Loan Documentation within fifteen
(15) days after written notice of such failure has been given to Borrower or Guarantor (as applicable) by First Security;

          (d) Any material provisions of the Loan Documentation shall for any reason cease to be in full force and effect;

          (e) Borrower or Guarantor shall default on (i) any other obligation owed to First Security, or (ii) any obligation owed to another lender if the outstanding amount of such obligation to such other lender exceeds $1,000,000.00;

          (f) Filing by or against Borrower or Guarantor of a petition in bankruptcy or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any action by Borrower or Guarantor indicating Borrower's or Guarantor's consent to, approval of, or acquiescence in, any such petition or proceeding; the application by Borrower or Guarantor, or the consent or acquiescence of Borrower or Guarantor to the appointment of a receiver or trustee for Borrower or Guarantor or for all or a substantial part of Borrower's or Guarantor's property; the making by Borrower or Guarantor of an assignment for the benefit of creditors under state law; or the admission of Borrower or Guarantor in writing of its inability to pay its debts as they mature;

          (g) The involuntary appointment of a receiver or trustee for Borrower or Guarantor or for all or a substantial part of Borrower's or Guarantor's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower or Guarantor;

          (h) All or any substantial part of the property of Borrower or Guarantor shall be sold, assigned, transferred, or shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; or

          (i) The occurrence of any adverse change in the financial condition of Borrower or Guarantor deemed material by First Security.

     6.2  If any of the events set forth in Section 6.1 occurs:

          (a) First Security may (i) terminate any obligation to make further advances under the Loan; (ii) declare the entire Obligations outstanding hereunder to be immediately due and payable, whereupon the principal amount of the outstanding Loan, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or (iii) proceed to enforce any of its remedies under the Loan Documentation, including this Agreement.

          (b) Borrower hereby waives any right to require First Security to proceed against any collateral for the Obligations. Borrower waives the right to require First Security to pursue any other remedy for the benefit of Borrower and agrees that First Security may proceed against Borrower for the amount of the Obligations owed by Borrower to First Security without taking any action against any other party and without selling or otherwise proceeding against or applying any collateral. Borrower authorizes First Security, at its option, to apply toward the payment of the Obligations all balances of any deposit account or other account in the name of Borrower held by First Security.

          (c) No remedy given to First Security in the Loan Documentation is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given under the Loan Documentation or now or hereafter existing at law or in equity or by statute.

     6.3 Borrower agrees to cooperate with First Security in effectuating First security's rights notwithstanding any unanticipated inability of Borrower to pay the Loan or otherwise perform the Obligations.

     SECTION 7.     MISCELLANEOUS.

     7.1 Time is of the essence of this Agreement. No advance under the Loan shall constitute a waiver of any of the conditions of First Security's obligation to make further advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding First Security from thereafter declaring such inability to be an event of default under this Agreement. No failure or delay on the part of First Security in exercising any right, power or privilege hereunder or under the Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The consent or approval by First Security to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent act. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     7.2 Borrower shall pay all attorney's fees, paralegal fees, costs, taxes and other expenses incurred by First Security in the enforcement of its rights hereunder and the other Loan Documentation, whether any default is ultimately cured or First Security is obligated to pursue its remedies hereunder, including such expenses incurred before legal action, during the pendency of any such legal action, during the enforcement of First Security's rights in any bankruptcy or insolvency proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith. Until so paid, all such fees, costs, and expenses shall constitute part of the obligations of Borrower and shall accrue interest at the default rate set forth in the Note.

     7.3 Borrower hereby agrees to indemnify and hold harmless First Security, its directors, officers, employees and agents from any and all liabilities, expenses, costs, charges, damages, demands, claims, lawsuits and assessments, including attorneys' fees and expenses, arising out of this Agreement or the other Loan Documentation or in connection therewith, unless arising from First Security's gross negligence or willful misconduct.

     7.4 In addition to this Agreement and the other Loan Documentation, this finance transaction may include written documentation such as resolutions, waivers, notices, acknowledgments, statements, closing or escrow instructions, loan purpose statements, and other documents that First Security may customarily use in such transactions. Such additional documents are incorporated herein by reference. The Loan Documentation and other documents to which this Section refers, as applicable, express, embody and supersede any previous understandings, agreements or promises (whether oral or written) with respect to this finance transaction, and said documents represent the final expression of the agreement between First Security and Borrower, the terms and conditions of which cannot hereafter be contradicted by any oral understanding not reduced to writing and identified above. This Section shall govern in the event it is inconsistent with any similar provision in any other Loan Documentation.

     7.5 Any notice required by any Loan Documentation will be deemed effective if personally delivered to the party to which notice is being given, or, in the alternative, on the date such notice is sent by confirmed facsimile transmission or is placed, first class mail, in the U.S. Mail addressed to the party to which notice is being given, at such address as is set forth below. In the event another agreement constituting part of the Loan Documentation sets forth a notice procedure, such procedure shall govern for purposes of that document and thus supersede the terms of this Section if inconsistent.

     7.6 All representations and warranties made in this Agreement and the Note and in any certificates delivered pursuant hereto and thereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder and shall survive payment of the Loan. This Agreement shall be binding upon and inure to the benefit of Borrower and First Security and their respective heirs, devisees, personal representatives, successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of First Security. It is understood that First Security may sell the Loan and its interests under the Loan Documentation without the need for Borrower's consent and may procure other lenders to participate in the Loan, and First Security may issue participation certificates to such other lenders.

     7.7 Borrower agrees to execute any other documentation and provide such other information and documentation as First Security may reasonably require. Any provision of this Agreement or any other constituents of the Loan Documentation, which may be found to be invalid, shall be deemed separable and shall not invalidate the remainder of the provisions. No third party shall, under any circumstances, be deemed to be a beneficiary under the Loan Documentation or any condition set forth therein. Nothing in the Loan Documentation shall create a partnership or joint venture between First Security and Borrower.

     7.8 This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument. This Agreement and the other Loan Documentation shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah. If Borrower is not resident of the State of Utah, Borrower hereby consents to the jurisdiction of the courts of the State of Utah and the federal courts located within the State of Utah (as selected by First Security) to enforce this Agreement and the other Loan Documentation.

     Executed as of the date first written above.

                                    BORROWER:


                                    UTAH MEDICAL PRODUCTS, INC.

                                    By: /s/ Kevin L. Cornwell
                                    Its: Chairman & CEO

                                    Address:
                                    7043 South 300 West
                                    Midvale, Utah 84047
                                    FAX: (801) 566-2062

                                    FIRST SECURITY:


                                    FIRST SECURITY BANK, N.A.

                                    By: /s/ Steven M. Kohler
                                    Its: Vice President

                                    Address:

                                    15 East 100 South, 2nd Floor
                                    Salt Lake City, Utah 84111
                                    Attention: Steven M. Kohler
                                    FAX: (801) 246-5532